Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

VIASPACE INC.
PROMISSORY NOTE

$250,000 September 10, 2007

For value received, VIASPACE Inc., a Nevada company with its offices located at 171 North Altadena Drive, Suite 101, Pasadena, CA 91107 (the “Company”), promises to pay to Rhino Steel Manufacturing Ltd., a BVI company with its offices located at Pasea Estate, Road Town, Tortola, British Virgin Islands (the “Holder”), on the Maturity Date (as defined below), (i) the principal amount of Two Hundred and Fifty Thousand Dollars ($250,000) plus (ii) any and all interest accrued but unpaid thereon. This Note is one of a series of notes (collectively, the “Notes”) that may be issued by the Company to the Holder, who qualifies as an “accredited investor” as such term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

This Note is subject to the following terms and conditions:

1. Maturity.

1.1 Maturity Date. This Note will automatically mature and be due and payable on the earlier of (a) December 10, 2007 (the “Maturity Date”) or (b) the occurrence of an Event of Default (as defined in Section 3); provided, however, that the Holder, at its option on or after the maturity date, may convert this Note into another three-month note under the same terms and condition as this Note.

1.2 Interest. Interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to ten percent (10%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days from the date of this Note until the principal amount and all interest accrued thereon are paid. Interest shall not be due and payable until the earliest of (i) the Maturity Date or (ii) the occurrence of an Event of Default.

2. Payment. Except as set forth herein, all payments shall be made in lawful money of the United States of America at the principal offices of the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. The Company may voluntarily prepay this Note in whole or in part at any time and from time to time without penalty, together with interest accrued on the amount prepaid through the date of prepayment.

3. Events of Default. The entire unpaid principal sum of this Note, together with any and all interest accrued but unpaid thereon, shall become immediately due and payable upon the occurrence of an Event of Default. An “Event of Default” shall be deemed to have occurred if:

(a) the Company shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or of its property, (ii) be unable, or admit in writing its inability, to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated bankrupt or insolvent, (v) file a voluntary petition in bankruptcy, or a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, (vi) take corporate action for the purpose of effecting any of the foregoing, or (vii) have an order for relief entered against it in any proceeding under the United States Bankruptcy Code;

(b) An order, judgment or decree shall be entered, without the application, approval or consent of the Company by any court of competent jurisdiction, approving a petition seeking reorganization of the Company or appointing a receiver, trustee or liquidator of the Company or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) consecutive days; or

(c) the Company shall fail to pay as and when due any principal or interest hereunder and such nonpayment shall continue uncured for a period of five business days after written notice by the Holder thereof.

4. Transfer; Successors and Assigns. The Holder may not sell, assign, pledge, dispose of or otherwise transfer this Note or any interest herein without the prior written consent of the Company; provided, however, a Holder that is a partnership, corporation, trust, joint venture, unincorporated organization or other entity may transfer this Note to an Affiliate (as defined below) without the prior written consent of the Company pursuant to the terms of this Section 4. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name, of, the transferee. Interest and principal are payable only to the registered holder of this Note. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. For purposes of this Note, an “Affiliate” shall mean, with respect to any Holder that is a partnership, corporation, trust, joint venture, unincorporated organization or other entity, any partnership, corporation, trust, joint venture, unincorporated organization or other entity that is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act, and directly or indirectly controls, is controlled by or is under common control with such Holder, and the term “control” shall mean, with respect to such Holder, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Holder, whether through ownership of voting securities, by contract or otherwise.

5. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law and choice of law that would cause the laws of any other jurisdiction to apply.

6. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telecopy or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) the next business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company and the Holder at the addresses as set forth in the first paragraph of this Note or at such other address as the Company or the Holder may designate by ten days’ advance written notice to the other party hereto.

7. Amendments and Waivers. This Note may be amended or modified, and any provision hereof may be waived with the written consent of the Company and the Holder. No waivers of any term, condition or provision of this Note, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

8. Recourse; Shareholders, Officers and Directors Not Liable. Recourse under this Note shall be to the general unsecured assets of the Company only. In no event shall any shareholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

9. Headings. The headings in this Note are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

10. Rights Reserved. No provisions of this Note and no right or option granted or conferred herein shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers, including without limitation, its corporate right and power to issue securities, recapitalize, amend its Certificate of Incorporation, reorganize, consolidate or merge with or into another corporation, or transfer or encumber all or any part of its property or assets.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered by its authorized officer, as of the date first above written.

COMPANY

VIASPACE Inc.

By: /s/ Carl Kukkonen

Name: Carl Kukkonen

Title: CEO